Exhibit 99.1
Stratos International Announces Third Quarter Results
Reports Q3 Revenues of $19.2 Million
CHICAGO, Mar 9 /PRNewswire-FirstCall/ — Stratos International, Inc. (Nasdaq: STLW), today announced financial results for its third quarter ended January 31, 2006.
Sales for the third quarter of fiscal 2006 were $19.0 million. Stratos also recorded license fees and royalty income of $0.2 million. Total revenues were $19.2 million in the third quarter of fiscal 2006. For comparison, third quarter fiscal 2005 revenues for the three months ended January 31, 2005 were $19.5 million.
The net loss attributable to common shareholders for the third quarter of fiscal 2006 was $1.1 million, or $0.08 per share. Third quarter results include a net benefit of $0.7 million related to a litigation settlement, and $0.4 million of restructuring charges for the closing of a corporate office in Westlake Village, CA.
By comparison, in the third quarter of fiscal 2005, Stratos reported a net loss attributable to common shareholders of $8.7 million or $0.64 per share.
Andy Harris, President and CEO of Stratos, remarked, “We are pleased that we achieved a fourth consecutive quarter of positive EBITDA and continued our trend toward profitability. Our progress in realizing benefits from our restructuring and operating efficiency initiatives is gaining momentum. Now, as we invest in new product development and product enhancements, we plan to leverage our competitive advantage as an agile and technically skilled organization to build our diverse customer base and revenues. We continue to improve our operating model and closed the quarter with $35.8 million in cash and long-term investments.”
Year-to-Date Results
Sales for the 9 months ended January 31, 2006 were $58.4 million. Stratos also recorded license fees and royalty income of $0.4 million. For comparison, sales for the 9 months ended January 31, 2005 were $58.6 million, and license fees and royalties were $0.4 million.
The net loss attributable to common shareholders for the 9 months ended January 31, 2006 was $2.7 million, or $0.19 per share. By comparison, for the 9 months ended January 31, 2005, Stratos reported a net loss attributable to common shareholders of $13.2 million or $0.97 per share.
Common shares outstanding as of January 31, 2006 were 14,562,641 shares. Cash and short-term investments at January 31, 2006 were $35.8 million compared to $31.8 million at April 30, 2005. Capital expenditures were $0.1 million in the third quarter of fiscal 2006 compared to

$0.2 million in the third quarter of the prior year. During the quarter Stratos repurchased 142,470 shares of its common stock in the open market at a cost of $0.9 million.
Webcast of Investor Call Available Today
Chief Executive Officer, Andy Harris, and Chief Financial Officer, Barry Hollingsworth will discuss Stratos’ earnings and operations. Investors and other interested parties may listen to the live web cast by visiting the investor relations section of the Stratos International website at www.stratosinternational.com. An audio replay of the call will be accessible to the public two hours after the call’s completion by calling (800) 642-1687 or (706) 645-9291 and then following the prompts to enter Conference ID Number 5441816. The replay will be available for two days following the call.
A web cast replay will also be available on Stratos’ website.
ABOUT STRATOS INTERNATIONAL
Stratos International, Inc. is a leading designer, developer and manufacturer of RF and Microwave, as well as optical subsystems, components and interconnect products used in telecom, enterprise, military and video markets.
Stratos has a rich history of optical and mechanical packaging expertise and has been a pioneer in developing several optical devices using innovative form factors for telecom, datacom and harsh environments application. This expertise, coupled with several strategic acquisitions, has allowed Stratos to amass a broad range of products and build a strong IP portfolio of more than 100 patents. Stratos currently serves more than 1,300 active customers, who are primarily in telecom/datacom, military/aerospace and video markets. Stratos’ headquarters is in Chicago, Illinois, USA.
Safe Harbor Statement
This press release contains predictions and other forward-looking statements. All forward-looking statements in this press release are based on information available to Stratos as of the date hereof, and we assume no obligation to update any such forward-looking statements. Forward-looking statements are subject to risks and uncertainties and actual results may differ materially from any future performance suggested. These factors include rapid technological change in the optical communications industry; fluctuations in operating results; Stratos’ dependence on a few large customers; and competition. Other risk factors that may affect the Company’s performance are listed in Stratos’ annual report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission.
For additional information, contact Barry Hollingsworth, Vice President & Chief Financial Officer at (708) 457-2379, or email at bhollingsworth@stratosintl.com. Website: www.stratosinternational.com.

STRATOS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts and shares outstanding)

	Three Months Ended		Nine Months Ended
	January 31		January 31
	2006	2005	2006	2005
Revenues:
Net sales	$18,993	$19,430	$58,422	$58,634
License fees and royalties	201	103	410	352
Total revenues	19,194	19,533	58,832	58,986

Cost of revenues	12,304	13,400	37,020	39,654
Gross profit	6,890	6,133	21,812	19,332

Operating expenses
Research and development	2,299	2,382	6,142	7,210
Sales and marketing	2,389	2,443	7,471	7,861
General and administrative	3,921	6,301	11,787	17,643
Restructuring and other charges	359	4,275	842	4,275
Litigation settlements, net	(700)	(63)	(700)	(4,090)
Total operating expenses	8,268	15,338	25,542	32,899

Loss from operations	(1,378)	(9,205)	(3,730)	(13,567)

Investment income, net	340	173	887	302
Other income	16	467	397	307

Loss before income taxes	(1,022)	(8,565)	(2,446)	(12,958)

Income tax (provision) credit	41	—	32

Net loss	(981)	(8,565)	(2,414)	(12,958)

Preferred Stock Dividends	$(88)	$(88)	$(263)	$(263)

Net loss attributable to Common shareholders	$(1,069)	$(8,653)	$(2,677)	$(13,221)

Net loss per share attributable to common shareholders	$(0.08)	$$0.64)	$(0.19)	$(0.97)

Weighted average number of Common Shares outstanding:
Basic and diluted	13,875,654	13,559,133	13,900,956	13,669,525

STRATOS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except per share amounts and shares outstanding)

	January 31	April 30
	2006	2005
Assets
Current assets
Cash and cash equivalents	$13,776	$13,276
Short term investments	22,000	18,552
Accounts receivable — net	11,984	12,926
Inventories	15,060	15,974
Prepaid expenses	603	6,139
Refundable income taxes	1,837	4,267
Total current assets	65,260	71,134

Property plant and equipment, net	17,652	21,338
Intangible assets, net of amortization	12,424	13,462
Goodwill and other long lived assets	6,110	6,110
Assets held for sale	2,864	2,936
Total assets	$104,310	$114,980

Liabilities and shareholders’ equity:
Current liabilities
Accounts payable	$4,218	$6,987
Accrued expenses	6,573	11,259
Current portion of long-term debt		815
Total current liabilities	10,791	19,061

Deferred Income Taxes	446	446
Redeemable Preferred Stock	5,000	5,000
Total liabilities	16,237	24,507

Shareholders’ equity
Preferred stock, $0.01 par value, authorized 5,000,000 shares, issued and outstanding 50,000 shares at January 31, 2006 and April 30, 2005.	—	—
Common stock, $0.01 par value, authorized 100,000,000 shares, issued and outstanding 14,562,641, and 14,559,348 at January 31, 2006 and April 30, 2005 respectively.	148	146
Cost of shares in treasury	(1,109)	(259)
Additional paid in capital	321,162	320,410
Unearned Compensation	(3,378)	(3,505)
Accumulated other comprehensive income	219	(29)
Accumulated deficit	(228,969)	(226,290)
Total shareholders’ equity	88,073	90,473

Total liabilities and shareholders’ equity	$104,310	$114,980